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                        SECURITIES AND EXCHANGE COMMISSION


                              Washington, D.C. 20549


                           -----------------------------

                                     FORM 8-K

                                  CURRENT REPORT

                        Pursuant to Section 13 and 15(d) of the
                           Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 27, 1996
                                                       ------------------


                                 SIGNATURE INNS, INC.

                (Exact name of Registrant as specified in charter)


         Indiana                       0-9659               35-1426996

  (State or other jurisdic-          (Commission           (IRS Employer
   tion of incorporation)             File Number)      Identification No.)


     250 East 96th Street, Suite 450, Indianapolis, Indiana 46240

      (Address of principal executive offices)              (Zip Code)

  Registrant's telephone number, including area code    (317) 581-1111
                                                        --------------


                                    N/A
         (Former name or former address, if changed since last report.)




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ITEM 5. OTHER EVENTS.

     The Company issued the following press releases on September 27, 1996:

SEPTEMBER 27, 1996

SIGNATURE INNS, INC. ANNOUNCES ADOPTION OF SHAREHOLDER RIGHTS PLAN

    In connection with its recently announced public offering of 3,300,000 shares of common stock (the "Offering"), Signature Inns, Inc. has adopted a Shareholder Rights Plan and declared a dividend of one preferred stock purchase right for each outstanding share of Signature Inns, Inc. common stock.

     Upon declaration by the Securities and Exchange Commission that the Registration Statement filed in connection with the proposed Offering is effective, shareholders, including shareholders purchasing common stock in the Offering, will receive preferred stock purchase rights as a dividend at the rate of one right for each share of common stock. The rights will expire ten years after such date. Each right will initially entitle its holder to purchase one-hundredth of a share of a new Series A Preferred Stock at a pre-determined exercise price. Each right will become exercisable only upon the occurrence of certain triggering events involving a non-board-approved acquisition of a significant ownership position in the Company.

     Upon becoming exercisable, each right will allow the holder (except the person or group whose action has triggered the exercisability of the rights), to buy, in lieu of shares of Series A Preferred Stock, Common Stock or other securities of Signature Inns or securities of the acquiring company (depending on the form of the transaction) having a value, in either case, of twice the exercise price of the rights. The rights generally are redeemable by the Board of Directors at a nominal price per right for a period of ten business days following the occurrence of a triggering event.

     The distribution of the rights is designed to deter coercive takeover tactics and help prevent partial tender offers and other abusive tactics to gain control of Signature Inns, Inc. without offering fair value to all shareholders. The Shareholder Rights Plan in not intended to prevent a fully financed and adequate offer for the Company. The Rights Plan was not adopted in response to any specific attempt to acquire control of the Company and the Company is not aware of any such effort.


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SIGNATURE INNS, INC. ANNOUNCES THE FILING OF REGISTRATION STATEMENT FOR PUBLIC
OFFERING

     Signature Inns, Inc. announced today that it has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 for the offer and sale of 3,300,000 shares of the Company's common stock. The $11.00 to $13.00 per share estimated public offering price range is based upon an approximate 1-for-3.7 share reverse stock split which the Company plans to declare in connection with the offering. The split would reduce the number of shares currently outstanding from 7,785,994 to 2,103,754 shares. If the public offering prices were based on the current number of shares outstanding, rather than pro forma post-reverse split number of shares, the equivalent range of estimated public offering prices would be approximately $3.00 to $3.50 per share.

     The Company anticipates that the Registration Statement will become effective and the sale of stock to the public will commence in late 1996. The Company intends to use the proceeds of the offering to acquire full ownership of all the operating Signature Inn hotels which are now owned by various partnerships in which the Company is the General Partner. McDonald & Company Securities, Inc. of Cleveland, Ohio will act as the managing underwriter for the offering. Prospectus relating to the offering may be obtained from:
McDonald & Company Securities, Inc., McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio, 44114.

     "A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This (communication) shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, the solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state."




                                   Signature


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Signature Inns, Inc. (Registrant)


                                   By: s/
                                      --------------------------------
                                      John D. Bontreger, President and
                                      Chief Executive Officer



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